EXHIBIT 4.10


FIFTH SUPPLEMENTAL INDENTURE, dated as of March 14, 2001, between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the "Company"), having its principal offices at 65 Valley Stream Parkway, Malvern, Pennsylvania 19355, and BANK ONE TRUST COMPANY, N.A., a national banking association organized under the laws of the United States of America, as trustee (the "Trustee"), having its Corporate Trust Office at One Bank One Plaza, Suite 0126, Chicago, Illinois 60670-0126.

                               RECITALS

WHEREAS, the Company executed and delivered its Indenture (the
"Original Indenture"), dated as of October 24, 1997, to the Trustee to issue from time to time for its lawful purposes debt securities evidencing its unsecured indebtedness.

WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Company may create one or more series of its debt securities and establish the form and terms and conditions thereof.

WHEREAS, the Company intends by this Fifth Supplemental Indenture to
(i) create a series of debt securities to be issued from time to time in an unlimited principal amount entitled "Liberty Property Limited Partnership 7.25% Senior Notes due 2011" (the "Notes"); and (ii) establish the forms and the terms and conditions of such Notes.

WHEREAS, the Board of Trustees of Liberty Property Trust (the "Trust"), the general partner of the Company, has approved the creation of the Notes and the form, terms and conditions thereof.

WHEREAS, the consent of Holders to the execution and delivery of this Fifth Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this Fifth Supplemental Indenture have been taken.

NOW, THEREFORE, IT IS AGREED:

                             ARTICLE ONE
         DEFINITIONS, CREATION, FORM AND TERMS AND CONDITIONS
                        OF THE DEBT SECURITIES

SECTION 1.01  DEFINITIONS.  Capitalized terms used in this Fifth
Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

"Closing Date" means March 14, 2001.

"Global Note" means a single fully-registered global note in book entry form, without coupons, substantially in the form of Exhibit A attached hereto.

"Indenture" means the Original Indenture as supplemented by this Fifth Supplemental Indenture.

"Intercompany Debt" means Debt to which the only parties are the Trust, any of its subsidiaries, the Company and any Subsidiary, or Debt owed to the Trust arising from routine cash management practices, but only so long as such Debt is held solely by any of the Trust, any of its subsidiaries, the Company and any Subsidiary.

"Subsidiary" shall have the meaning provided in the Original Indenture and shall include Liberty Property Development Corp.-II, Liberty
Property Development Corp.-III, Liberty UK Development Corp. and
Liberty 2001 Corp.

SECTION 1.02  CREATION OF THE DEBT SECURITIES.  In accordance with
Section 301 of the Original Indenture, the Company hereby creates the Notes as a separate series of its debt securities issued pursuant to the Indenture. The Notes shall be issued in an aggregate principal amount initially limited to $250,000,000.

The Company may issue, in addition to the Notes originally issued on the Closing Date, additional Notes. The Notes originally issued on the Closing Date and any additional Notes originally issued subsequent to the Closing Date shall be a single series for all purposes under the Indenture.

SECTION 1.03 FORM OF THE DEBT SECURITIES. The Notes will be represented by one or more fully-registered global notes in book-entry form, without coupons, registered in the name of the nominee of DTC. The Notes shall be in the form of Exhibit A attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in the Global Note will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or persons that hold interests through participants (with respect to beneficial interests of beneficial owners).

SECTION 1.04 TERMS AND CONDITIONS OF THE DEBT SECURITIES. The Notes shall be governed by all the terms and conditions of the Original Indenture, as supplemented by this Fifth Supplemental Indenture, and, in particular, the following provisions shall be the terms of the
Notes:

             (a) Optional Redemption. The Issuer may redeem the Notes at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the Redemption Price.

             If notice of redemption has been given as provided in the Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Notes from and after the Redemption Date will be to receive payment of the Redemption Price upon surrender of such Notes in accordance with such notice.

             Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the security register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption date, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

             If all or less than all of the Notes are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed, if less than all of the Notes are to be redeemed, and their Redemption Date. The Trustee shall select, in such manner as it shall deem fair and appropriate, no less than 60 days prior to the date of redemption, the Notes to be redeemed in whole or in part.

             (b) Payment of Principal and Interest. Principal and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. All payments of principal and interest in respect of the Notes will be made by the Issuer in immediately available funds.

             (c) Applicability of Defeasance or Covenant Defeasance. The provisions of Article 14 of the Original Indenture shall apply to the Notes.

                               ARTICLE TWO
                          ADDITIONAL COVENANTS

The Notes shall be governed by all the covenants contained in the Original Indenture, as supplemented by this Fifth Supplemental
Indenture, and in particular, this Fifth Supplemental Indenture amends
Section 1004 of the Original Indenture to read as follows:

"SECTION 1004.  Limitations on Incurrence of Debt.

             (a) The Company will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, that is subordinate in right of payment to the Notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of
(i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).

             (b) The Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge on the date on which such additional Debt is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Debt and to the application of the proceeds thereof, would have been less than 1.5 to 1.

             (c) The Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Company or any Subsidiary ("Secured Debt"), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of the sum of (i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).


             (d) The Company will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of the Company and its Subsidiaries on a consolidated basis.
For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

                            ARTICLE THREE
                               TRUSTEE

SECTION 3.01 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or the due execution thereof by the Company. The recitals of fact contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.

                            ARTICLE FOUR
                       Miscellaneous Provisions

SECTION 4.01  Ratification of Original Indenture.  This Fifth
Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 4.02 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.03 Successors and Assigns. All covenants and agreements in this Fifth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 4.04 Separability Clause. In case any one or more of the provisions contained in this Fifth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.05 Governing Law. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Fifth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Fifth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 4.06 Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                   LIBERTY PROPERTY LIMITED PARTNERSHIP
                                   By:  Liberty Property Trust,
                                        as its sole General Partner


                                   By:  /s/ Willard G. Rouse, III
                                   ------------------------------------
                                   Name: Willard G. Rouse III
                                   Title: Chief Executive Officer
Attest:

/s/ James J. Bowes
------------------------------
Name: James J. Bowes
Title: Secretary


                                   BANK ONE TRUST COMPANY, N.A.,
                                   as Trustee


                                   By: /s/ Steve M. Husbands
                                   ------------------------------------
                                   Name: Steve M. Husbands
                                   Title: Assistant Vice President

Attest:

/s/ Eva Aryeetey
------------------------------
Name: Eva Aryeetey
Title: Trust Officer

STATE OF PENNSYLVANIA    )
                         ) ss:
COUNTY OF CHESTER        )



On the 13TH day of March, 2001, before me personally came WILLARD G. ROUSE, III, to me known, who, being by me duly sworn, did depose and say that he/she resides at 65 Valley Stream Parkway, Malvern, PA 19355, that he/she is Chief Executive Officer of LIBERTY PROPERTY TRUST, the sole general partner of LIBERTY PROPERTY LIMITED PARTNERSHIP, one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Trustees.

[Notarial Seal]

/s/ Andrea D. Ciuca
-------------------------------------------
Notary Public
COMMISSION EXPIRES




STATE OF NEW YORK           )
                            ) ss:
COUNTY OF NEW YORK          )

On the 15TH day of March, 2001, before me personally came STEVE M. HUSBANDS, to me known, who, being by me duly sworn, did depose and say that he/she resides at 3875 Orloff Avenue, that he/she is an Assistant Vice President of BANK ONE TRUST COMPANY, N.A., one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

[Notarial Seal]

/s/ Mark E. Davis
----------------------------------------
Notary Public
COMMISSION EXPIRES

Exhibit A
[FACE OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED                                                REGISTERED
NO. [__________]                                    PRINCIPAL AMOUNT
CUSIP NO. [                     ]                $[                ]

LIBERTY PROPERTY LIMITED PARTNERSHIP

[      ]% Senior Notes due [       ]

Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of [ ]
Dollars on [               ] (the "Maturity Date"), and to pay
interest thereon from [              ] (or from the most recent
interest payment date to which interest has been paid or duly provided
for), semi-annually in arrears on [            ] and [              ]
of each year (each, an "Interest Payment Date"), commencing on [
], and on the Maturity Date, at the rate of [              ]% per
annum, until payment of said principal sum has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Record Date" for such payment, which will be 15 days (regardless of whether such day is a Business Day (as defined below)) prior to such payment date or the Maturity Date, as the case may be. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such record date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not more than 15 days and not less than 10 days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the corporate trust office of the Trustee at One Bank One Plaza, Chicago, Illinois 60670-0126, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debt.

Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment
Date (or from and including [             ], in the case of the initial
Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), the required payment of interest or principal or both, as the case may be, will be made on the next Business Day with the same force and effect as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York or Chicago are authorized or required by law, regulation or executive order to close.

Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.
Dated: [            ], 2001

                                 LIBERTY PROPERTY LIMITED PARTNERSHIP,
                                 as Issuer
                                 By:  LIBERTY PROPERTY TRUST,
                                      as its sole General Partner

                                 By:
                                 -------------------------------------
                                 Name:
                                 Title:

                                 By:
                                 -------------------------------------
                                 Name:
                                 Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION



This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.



                                    BANK ONE TRUST COMPANY, N.A.
                                    as Trustee


                                    By:
                                    ----------------------------------
                                    Authorized Officer


                              [REVERSE OF NOTE]

                    LIBERTY PROPERTY LIMITED PARTNERSHIP

                 [         ]% Senior Notes due [          ]

This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of [ ] (herein called the "Indenture"), duly executed and delivered by the Issuer to Bank One Trust Company, N.A. (as successor to the First National Bank of Chicago), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this security reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series
designated as the [        ]% Notes due [      ] of the Issuer.

In case an Event of Default with respect to this security shall have occurred and be continuing, the principal hereof and Make-Whole Amount, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Issuer may redeem this security at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of this security being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to this security. Notice of any optional redemption of any Securities will be given to Holders at their addresses, as shown in the security register for the Securities, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption date, the Redemption Price and the principal amount of the Securities held by such Holder to be redeemed.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Security so affected, (i) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any, on) or any installment of interest on, any such Security, (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of the Notes, or adversely affect any right of repayment of the Holder of any Securities; (iii) change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on the Securities; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities on or after the stated maturity of any such Security;
(v) reduce the above-stated percentage in principal amount of outstanding Securities, the extent of whose Holders is necessary to modify or amend the Indenture, for any waiver with respect to the Securities or to waive compliance with certain provisions of the Indenture or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Security. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this security or such other securities.

No reference herein to the Indenture and no provision of this security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount and interest on this security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

This security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. Securities may be exchanged for a like aggregate principal amount of securities of this series of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, one or more new Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee or any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this security is registered as the absolute owner of this security (whether or not this security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and Make-Whole Amount, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

The Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this security.






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                   LIBERTY PROPERTY LIMITED PARTNERSHIP
                                 ISSUER

                                   TO

                       BANK ONE TRUST COMPANY, N.A.
                                TRUSTEE

                          --------------------

                      FIFTH SUPPLEMENTAL INDENTURE
                       DATED AS OF MARCH 14, 2001

                          --------------------

                       7.25% SENIOR NOTES DUE 2011

                          --------------------

                         SUPPLEMENT TO INDENTURE,
                  DATED AS OF OCTOBER 24, 1997, BETWEEN

                LIBERTY PROPERTY LIMITED PARTNERSHIP AND
                      BANK ONE TRUST COMPANY, N.A.
           (AS SUCCESSOR TO THE FIRST NATIONAL BANK OF CHICAGO)

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1-PH/1377948.3